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                                                                   Exhibit 99.a

                              ROCKFORD CORPORATION
                                LOCK-UP AGREEMENT

                                                                  July ___, 1999

DAIN RAUSCHER WESSELS
NEEDHAM & COMPANY, INC.
   as Representatives of the several Underwriters
c/o Dain Rauscher Wessels
60 South Sixth Street
Minneapolis, Minnesota  55402-4422

         Re:      Rockford Corporation (the "Company")
                  Proposed Offering of Common Stock

Ladies and Gentlemen:

         This letter is being delivered to you in accordance with the proposed Underwriting Agreement (the "Underwriting Agreement") between the Company and the Representatives, as Representatives of the several Underwriters named in Schedule A thereto (the "Underwriters"), relating to a underwritten public offering of common stock of the Company (the "Common Stock"). The undersigned, the beneficial owner of shares of the Company's Common Stock and/or securities evidencing the right to purchase shares of the Company's Common Stock, understands that the Company intends to sell shares of Common stock of the Company and to grant to the Underwriters an over-allotment option to purchase additional shares of Common Stock (the "Offering"). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

         In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering, and in recognition of the benefit that such Offering will confer upon the undersigned as a stockholder of the company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned irrevocably agrees, with each Underwriter to be named in the Underwriting Agreement, for the benefit of the Company, you and the other Underwriters, that, should the Offering be effected, the undersigned will not publicly announce any intention to, will not allow any affiliate or subsidiary, if applicable, to, and will not itself, without the prior written consent of Dain Rauscher Wessels on behalf of the Underwriters, (i) offer, pledge, sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option to sell, grant any option right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock (whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the shares of Common Stock or such other securities, in cash or otherwise), in each case, beneficially owned (within the meaning Rule 13d-3 under the Securities Exchange Act of 1934, as amended) or otherwise controlled by the undersigned on the date hereof or hereafter acquired, for a period beginning from the date of execution of the Underwriting Agreement and continuing to and
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including the date 180 days after the date of the Prospectus (as such term in defined in the Underwriting Agreement); provided, however, that, if the undersigned is an individual, the undersigned may, without prior written consent of Dain Rauscher Wessels on behalf of the Underwriters, transfer share of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock either during his or her lifetime or, on death, by will or intestacy to members of the undersigned's immediate family or to trusts exclusively for the benefit of members of the undersigned's immediate family or in connection with bona fide gifts, provided that, prior to any such transfer, such transferee executes an agreement, satisfactory to Dain Rauscher Wessels, pursuant to which such transferee agrees to receive and hold such shares subject to the provisions hereof and that there shall be no further transfer except in accordance with the provisions hereof. For purposes of this paragraph, "immediate family" shall mean the undersigned's spouse, lineal descendant, father, mother, brother or sister.

         The restrictions on transfers described in the immediately preceding paragraph shall not apply to (a) the sale of shares of Common Stock to the Underwriters pursuant to the Underwriting Agreement or (b) transfers in shares of Common Stock acquired in open market transactions after completion of the Offering.

         In addition, the undersigned agrees that, without the prior written consent of Dain Rauscher Wessels on behalf of the Underwriters, he, she or it will not, during the period ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         The undersigned, whether or not participating in the Offering, confirms that he, she or it understands that the Underwriters and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering. The undersigned agrees and consents to the entry of stop transfer instructions with the company's transfer agent against the transfer of Common Stock except in compliance with this agreement. This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns. If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as such term is defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

         THE UNDERSIGNED AGREES TO KEEP CONFIDENTIAL ALL INFORMATION REGARDING THE OFFERING, INCLUDING WITHOUT LIMITATION, THE ANTICIPATED DATE OF THE OFFERING, THE TERMS OF THE OFFERING, AND THE IDENTITY OF THE UNDERWRITERS.

                                   Sincerely,


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                                   Signature


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                                   Name


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                                   Title (if applicable)